Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-46024, 333-82233, 333-58235, 333-06577, 333-73512, 333-109042 and 333-127488) of Integra LifeSciences Holdings Corporation and Subsidiaries of our report dated May 16, 2008 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in the 2007 Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 4, 2008

31